Salomon Brothers Variable All Cap Fund
Salomon Brothers Variable High Yield Bond Fund
Salomon Brothers Variable Investors Fund
Salomon Brothers Variable Large Cap Growth Fund
Salomon Brothers Variable Small Cap Growth Fund
Salomon Brothers Variable Strategic Bond Fund
Salomon Brothers Variable Total Return Fund

Sub-Item 77E  (Legal Matters Putative class action lawsuits)
Registrant incorporates by reference Registrant's 497 Supplement dated October 26, 2005 filed on October 26, 2005.
(Accession No. 0001193125-05-208538)


Sub-Item 77E (Legal Matters Investment Company Act Section
19(a) and 34(b))
Registrant incorporates by reference Registrant's 497 Supplement dated September 22, 2005 filed on September 22, 2005.
(Accession No. 0001193125-05-189435)


Sub-Item 77E (Legal Matters Advisers Act Section 206(1) and 206(2)) Registrant incorporates by reference Registrant's 497 Supplement dated June 2, 2005 filed on June 2, 2005.
(Accession No. 0001193125-05-119138)